Exhibit 99.1

Insulet and Ypsomed Sign International Distribution Agreement for
the OmniPod Insulin Management System
People with diabetes in certain European countries, Australia and China to have access to Insulet’s innovative, tubeless insulin pump for the first time
BEDFORD, Mass. and Burgdorf, Switzerland January 5, 2010 — Insulet Corporation (Nasdaq: PODD), the leader in tubing-free insulin pump technology with its OmniPod® Insulin Management System, and Ypsomed AG (SIX Swiss Exchange: YPSN), a leading independent diabetes specialist and technology provider of innovative injection systems for self-medication in Europe, today announced an exclusive agreement for the distribution of the OmniPod Insulin Management System in nine countries across Europe, as well as China and Australia.
Ypsomed has been a leader in the diabetes industry for over 25 years. The company developed the Disetronic Insulin Pump, which it sold to Roche Holdings AG in March 2003. After the sale, Ypsomed retained its European distribution network and today is a leading distributor of insulin pumps, blood glucose meters and diabetes care supplies. In Germany, Ypsomed has a 40% market share of insulin pump users and access to more than 80% of the insulin pumpers in the country.
“Since gaining our CE Mark approval last year, we have been thrilled with the level of interest in distributing the OmniPod System outside of the United States,” said Duane DeSisto, President and Chief Executive Officer of Insulet. “After an extensive review, we chose Ypsomed as our partner to bring the OmniPod System to key international markets because of their 25 year track record as a leading distributor and technology provider of insulin pumps, blood glucose meters and diabetes care supplies. Ypsomed’s proven expertise and established infrastructure in serving the diabetes community, best positions us to maximize the international opportunity for the OmniPod System.”
According to the agreement, Ypsomed will have the exclusive right to promote, advertise, market, distribute and sell the OmniPod System in eleven countries covered by the agreement, beginning in Germany, France and the United Kingdom in June of 2010. Ypsomed expects to introduce the OmniPod System to Switzerland, the Netherlands, Belgium, the Nordic countries and Australia in the second half of 2010 and in China in the first half of 2011.

“We at Ypsomed are excited and proud to have been selected by Insulet as their exclusive distribution partner for the OmniPod System” said Simon Michel, Senior Vice President Marketing and Sales of Ypsomed. “We are highly motivated to launch the OmniPod System in Europe and other countries around the world under the mylife™ diabetes care brand. The OmniPod System is an innovative and attractive extension to our mylife™ product portfolio. We expect that over 200 Ypsomed employees will be involved in the promotion, marketing, distribution and sale of the OmniPod System.”
About the OmniPod Insulin Management System
The OmniPod Insulin Management System is the world’s first tubing-free insulin pump. OmniPod offers people living with insulin-requiring diabetes all the benefits of insulin pump therapy, with unprecedented freedom, comfort and ease. OmniPod has just two components: the small, discreet, watertight Pod, worn almost anywhere on the body to hold and deliver insulin; and the PDM (Personal Diabetes Manager), a hand-held device that communicates wirelessly to program the Pod, calculates suggested doses and has a built-in FreeStyle® blood glucose meter.
For more information on OmniPod, visit www.myomnipod.com.
Forward Looking Statement
This press release contains forward-looking statements concerning Insulet’s expectations, anticipations, intentions, beliefs or strategies regarding the future, including those related to Insulet’s agreement with Ypsomed to distribute Insulet’s products in certain foreign countries, product demand and sales productivity outside the United States, lack of control over Ypsomed’s operational and financial condition, changes in foreign currency exchange rates, and increased regulatory and export requirements. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on it. There can be no assurance that future developments affecting it will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with market acceptance of the OmniPod System in foreign countries; compliance with applicable foreign regulatory requirements; ability of Ypsomed to sell the OmniPod System to its customers; Insulet’s ability to increase customer orders and manufacturing volumes; the impact of the Company’s Eco-Pod Program; planned expansion in the United States; adverse changes in general economic conditions; potential supply problems or price fluctuations with sole source or other third-party suppliers on which Insulet is dependent; adverse changes in United States or foreign reimbursement rates or policies relating to the OmniPod System; potential adverse effects resulting from competition with competitors; technological innovations adversely affecting the Insulet’s business; potential termination of Insulet’s license to incorporate a blood glucose meter into the OmniPod System; Insulet’s ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that Insulet’s current or future products infringe the proprietary rights of others; adverse regulatory or legal actions relating to the OmniPod System; failure of Insulet’s contract manufacturers or component suppliers to comply with applicable quality system regulations and any challenges to or investigations into such manufacturers’ or suppliers’ practices under these laws; product liability lawsuits that may be brought with respect to the OmniPod System; reduced retention rates; unfavorable results of clinical studies relating to the OmniPod System or the products of Insulet’s competitors; potential future publication of articles or announcement of positions by physician associations or other organizations that are unfavorable to the OmniPod System; the expansion, or attempted expansion, into foreign markets; the concentration of substantially all of Insulet’s manufacturing capacity at a single location in China and substantially all of Insulet’s inventory at a single location in Massachusetts; Insulet’s ability to manage its growth; Insulet’s ability to generate sufficient cash to service all of its indebtedness; the expansion of Insulet’s distribution network; Insulet’s ability to successfully maintain effective internal controls; and other risks and uncertainties described in its most recent Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on October 26, 2009 and its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 16, 2009 in the sections entitled “Risk Factors,” and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.
About Insulet Corporation
Insulet Corporation is an innovative medical device company dedicated to improving the lives of people with diabetes. The Company’s OmniPod Insulin Management System is a revolutionary, discreet and easy-to-use insulin infusion system that features two easy-to-use parts with no tubing and fully-automated cannula insertion. Through the OmniPod System, Insulet seeks to expand the use of insulin pump therapy among people with insulin-dependent diabetes. Founded in 2000, Insulet is based in Bedford, MA.
About Ypsomed Holding AG
Ypsomed is a leading independent diabetes care specialist and technology provider of innovative injection systems for self medication. Ypsomed emerged in 2003 from one of the two divisions of the well-known Disetronic Group and can draw on over 25 years of experience in diabetes care, insulin pumps and injection systems as well as pen needles. Thanks to a broad-based technology platform and over 300 patent families, Ypsomed is widely regarded as the technology and innovation leader and therefore the preferred partner of pharmaceutical and biotech companies in the field of self-injection. Ypsomed is headquartered in Burgdorf (Switzerland) and operates several manufacturing locations in Switzerland as well as a leading independent European sales and distribution network for diabetes care products and services. The Ypsomed group has more than 1’200 employees.
Insulet Investor Relations:
Stephanie Marks
ir@insulet.com
877-PODD-IR1 (877-763-3471)
Insulet Media Contacts:
Erich Sandoval
Lazar Partners
917-497-2867
esandoval@lazarpartners.com
Darcy Keane
Lazar Partners
646-871-8487
dkeane@lazarpartners.com
Ypsomed:
Daniel Kusio
Head of Investor & Public Relations
Tel. +41 34 424 41 43 or Tel. +41 34 424 41 11
Daniel.kusio@ypsomed.com